Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S‑8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________
CSP INC.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-2441294 (I.R.S. Employer Identification No.)
43 Manning Road, Billerica, Massachusetts (Address of Principal Executive Offices)	01821-3901 (Zip Code)

CSP Inc. 2014 Employee Stock Purchase Plan
(Full Title of The Plan)
____________________
Victor Dellovo
CSP INC.
43 Manning Road
Billerica, Massachusetts 01821-3901
(Name and Address of Agent For Service)
(978) 663-7598
(Telephone Number, Including Area Code, of Agent For Service)
____________________
WITH A COPY TO:
Dean F. Hanley
FOLEY HOAG LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000
____________________
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	250,000	$6.860	$1,714,750	$220.86
(1) Represents shares of the registrant’s common stock, par value $0.01 per share (“Common Stock”), that may be issued pursuant to awards granted under the CSP Inc. 2014 Employee Stock Purchase Plan.
(2)  Estimated pursuant to Rules 457(c) and (h) based on the average high and low price of the Common Stock as reported on the Nasdaq Global Market on July 19, 2014.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
CSP Inc. (the “Company”) hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”):
(1)    the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2013, filed with the Commission on December 24, 2013;
(2)    Those portions of our definitive proxy statement for our annual meeting of stockholders held on February 11, 2014, filed on January 6, 2014, that are deemed filed with the SEC;
(3)    the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013, filed with the Commission on February 14, 2014;
(4)    the Company’s Quarterly Report on Form 10-Q for the second quarter ended March 31, 2014, filed with the Commission on May 15, 2014;
(5)    the Company’s Current Reports on Form 8-K filed on December 23, 2013, February 14, 2014, February 18, 2014 and May 16, 2014;
(6)    our specialized disclosure report on Form SD filed on May 29,2014; and
(7)    the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed by the Company with the Commission, under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description.
In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post‑effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws (the “MBCA”) authorizes a Massachusetts corporation to set forth in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; but the provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions under section 6.40 of the MBCA, or (iv) for any transaction from which the director derived an improper personal benefit.
Section 8.51(a) of the MBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (1)(i) he conducted himself in good faith; (ii) he reasonably believe that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful or (2) he engaged in conduct for which he shall not be liable under an authorized provision of the corporation’s articles of organization. The Company has provided for director indemnification in its articles of organization and bylaws.
Section 8.52 of the MBCA provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
Section 8.56(a) of the MBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, bylaws, a resolution of the board of directors or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. As noted below, the Company has provided for officer indemnification in its bylaws.
The Company’s articles of organization include a provision that eliminates the personal liability of its directors for monetary damages for any breach of fiduciary duty as a director except (to the extent provided by applicable law) for liability (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the MBCA, or any amendatory or successor provisions thereto or (iv) for any transaction from which the director derived an improper personal benefit.
In addition, the Company’s bylaws, as amended, provide that the Company shall, to the extent legally permissible, indemnify each of its directors or officers, including any person serving at the Company’s request as a director, officer or trustee of another organization in which the Company has any interest as a shareholder, creditor or otherwise (and including such person’s respective heirs, executors and administrators) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of being or having been such a director or officer, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the Company’s best interests. No indemnification for said payment or for any other expenses, however, as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, will be provided unless such compromise is approved as in the Company’s best interests, after notice that it involved such indemnification, (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office or, if there are no disinterested directors then in office, by a majority of the directors then in office, provided in either case that there has been obtained an opinion in writing of independent legal counsel appointed by a majority of such disinterested directors or a majority of the directors, as the case may be, to the effect that the indemnification of such director or officer is not prohibited by law; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
3.1	Articles of Organization of the Company and amendments thereto*
3.2	By-Laws of the Company, as amended**
10.1	CSP Inc. Employee Stock Purchase Plan***
5.1	Opinion of Foley Hoag LLP
23.1	Consent of McGladrey LLP
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
_______________

*	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2013, filed with the Commission on December 24, 2013.

**	Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2013, filed with the Commission on December 24, 2013.

***	Incorporated by reference to the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the Commission on January 6, 2014.
Item 9.    Undertakings.
The undersigned registrant hereby undertakes:
(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, MA, on this 24th day of July, 2014.
CSP Inc.

By:	/s/ Gary W Levine Gary W. Levine Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Victor Dellovo, Gary W. Levine and Dean F. Hanley, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Victor Dellovo Victor Dellovo	President, Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2014
/s/ Gary W. Levine Gary W. Levine	Chief Financial Officer (Principal Financial Officer)	July 24, 2014
/s/ Robert A. Stellato Robert A. Stellato	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	July 24, 2014
/s/ Marilyn T. Smith Marilyn T. Smith	Director	July 24, 2014
C. Shelton James	Director
/s/ Robert Bunnett J. Robert Bunnett	Director	July 24, 2014
/s/ Charles Blackmon Charles Blackmon	Director	July 24, 2014

Exhibit 23.2

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Organization of the Company and amendments thereto*
3.2	By-Laws of the Company, as amended**
5.1	Opinion of Foley Hoag LLP
10.1	CSP Inc. 2014 Employee Stock Purchase Plan***
23.1	Consent of McGladrey LLP
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
_______________

*	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2013, filed with the Commission on December 24, 2013.

**	Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2013, filed with the Commission on December 24, 2013.

***	Incorporated by reference to the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the Commission on January 6, 2014.